                                                                   EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Chinawe.com Inc. (the
"Company") on Form 10-QSB for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Man
Keung Wai, Chief Executive Officer of the Company, certify, pursuant to 18
U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of
2002,

        (1)      The Report fully complies with the requirements of section
                 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of
                 operations of the Company.

Date:  November 14, 2006

/s/ Man Keung Wai
-----------------
Man Keung Wai
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Chinawe.com Inc. and will be retained by Chinawe.com Inc. and furnished to the Securities and Exchange
Commission or its staff upon request.